Exhibit 4(a)
MAX & ERMA’S RESTAURANTS, INC.
2007 STOCK INCENTIVE PLAN
     1. Purpose. This plan (the “Plan”) is intended as an incentive and to encourage stock ownership by certain key employees, officers and directors of, and consultants and advisers who render services to, Max & Erma’s Restaurants, Inc., a Delaware corporation (the “Company”), and any current or future Parent or Subsidiary thereof (the “Company Group”) by the granting of stock options (the “Options”) and restricted stock (the “Restricted Stock”) as provided herein. By encouraging such stock ownership, the Company seeks to attract, retain and motivate employees, officers, directors, consultants and advisers of training, experience and ability. The Options granted under the Plan may be either incentive stock options (“ISOs”) which meet the requirements of section 422 of the Internal Revenue Code of 1986, as amended from time to time hereafter (the “Code”), or options which do not meet such requirements (“Non-Statutory Options”). Grants of Non-Statutory Options will be designed to qualify for the exemption from coverage of Internal Revenue Code Section 409A and the guidance promulgated thereunder (“Code Section 409A”).
     2. Effective Date. The Plan will become effective on March 13, 2007, subject to ratification by an affirmative vote of the holders of a majority of the Shares which are present, in person or by proxy, and entitled to vote at the Company’s 2007 Annual Meeting of Stockholders (the “Effective Date”).
     3. Administration.
          (a) The Plan will be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board”) which consists of not fewer than two members of the Board. If any class of equity securities of the Company is registered under section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), all members of the Committee will be “non-employee directors” as defined in Rule 16b-3(b)(2)(i) promulgated under the 1934 Act (or any successor rule of like tenor and effect) and “outside directors” as defined in section 162(m) of the Code and the regulations promulgated thereunder.
          (b) Subject to the provisions of the Plan, the Committee is authorized to establish, amend and rescind such rules and regulations as it deems appropriate for its conduct and for the proper administration of the Plan, to make all determinations under and interpretations of, and to take such actions in connection with the Plan or the Awards granted thereunder as it deems necessary or advisable. All actions taken by the Committee under the Plan are final and binding on all persons. No member of the Committee is liable for any action taken or determination made relating to the Plan, except for willful misconduct.
          (c) Notwithstanding any contrary provisions of this Section 3, the Board shall have full and sole authority and discretion with respect to the grant of Non-Statutory Options, Restricted Stock, and Tax Offset Payments to non-employee directors of the Company. The Board shall also have all of the authority and discretion otherwise granted to the Committee with respect to the administration of any Non-Statutory Options, Restricted Stock, and Tax Offset Payments granted to non-employee directors.
          (d) The Company will indemnify each member of the Committee against costs, expenses and liabilities (other than amounts paid in settlements to which the Company does not consent, which consent will not be unreasonably withheld) reasonably incurred by such member in connection with any action to which he or she may be a party by reason of service as a member of the Committee, except in relation to matters as to which he or she is adjudged in such action to be personally guilty of negligence or willful misconduct in the performance of his or her duties. The foregoing right to indemnification is in addition to such other rights as the Committee member may enjoy as a matter of law, by reason of insurance coverage of any kind, or otherwise.
     4. Eligibility.
          (a) The Committee may grant Options, Restricted Stock, and Tax Offset Payments, as defined in Section 14, (each, individually, an “Award”) to such Key Employees and directors who are not employees of, and to consultants and advisers who render services to, the Company or the Company Group as the Committee

may select from time to time (the “Participants”); provided, however, only Key Employees are eligible to receive ISOs. The Committee may grant more than one Award to an individual under the Plan.
          (b) No ISO may be granted to an individual who, at the time an ISO is granted, is considered under section 422(b)(6) of the Code as owning stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary; provided, however, this restriction will not apply if at the time such ISO is granted the option price per share of such ISO is at least 110% of the Fair Market Value of such share, and such ISO by its terms is not exercisable after the expiration of five years from the date it is granted. This Section 4(b) has no application to Options granted under the Plan as Non-Statutory Options.
          (c) The aggregate Fair Market Value (determined as of the date the ISO is granted) of shares with respect to which ISOs are exercisable for the first time by any Optionee during any calendar year under the Plan or any other incentive stock option plan of the Company or the Company Group may not exceed $100,000. If an ISO which exceeds the $100,000 limitation of this Section 4(c) is granted, the portion of such Option which is exercisable for Shares in excess of the $100,000 limitation shall be treated as a Non-Statutory Option pursuant to Section 422(d) of the Code. Except as otherwise provided in the preceding sentence, this Section 4(c) has no application to Options granted under the Plan as Non-Statutory Options.
     5. Stock Subject to Plan. The shares subject to Options and Restricted Stock grants under the Plan are the shares of common stock, $0.10 par value, of the Company (the “Shares”). The Shares issued under the Plan may be authorized and unissued Shares, Shares purchased on the open market or in a private transaction, or Shares held as treasury stock. The aggregate number of Shares which may be granted or awarded under the Plan may not exceed 250,000 shares, subject to adjustment in accordance with the terms of Section 15 of the Plan. The maximum number of Shares for which Awards may be granted under the Plan during the term of the Plan to any one individual may not exceed 250,000 shares subject to adjustment in accordance with the terms of Section 15 of the Plan. The unpurchased Shares subject to terminated or expired Options, and Restricted Stock for which restrictions have not lapsed, may be offered again under the Plan. The Committee, in its sole discretion, may permit the exercise of any Option as to full Shares or fractional Shares. Proceeds from the sale of Shares under Options or Restricted Stock Agreements will be general funds of the Company.
     6. Restricted Stock
          (a) Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Key Employees and consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Key Employee or consultant.
          (b) Each award of Restricted Stock shall be evidenced in writing by a restricted stock agreement (“Restricted Stock Agreement”) that shall specify the Period of Restriction, the number of Shares granted, any price to be paid for the Shares, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed. Any action under Section 15 may be reflected in an amendment to, or restatement of, such Restricted Stock Agreement.
          (c) Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction. In no event may the restrictions on Restricted Stock granted to a Section 16 Person lapse prior to six (6) months following the grant date.
          (d) The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 6(d). For example, the Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of the restrictions applicable to such Shares.
          (e) Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse and may remove any restrictions; provided, however, that the Period of Restriction on Shares granted to a Section 16 Person may not lapse until at least six (6) months after the grant date. After the restrictions have lapsed, a grantee of Restricted Stock shall be entitled to have any legend or legends imposed under Section 6(d) hereof removed from his or her Share certificate, and the Shares shall be freely transferable by such grantee.
          (f) During the Period of Restriction, participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Restricted Stock Agreement.
          (g) During the Period of Restriction, participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Restricted Stock Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. With respect to Restricted Stock granted to a Section 16 Person, any dividend or distribution that constitutes a “derivative security” or an “equity security” under section 16 of the 1934 Act shall be subject to a Period of Restriction equal to the longer of: (a) the remaining Period of Restriction on the Shares of Restricted Stock with respect to which the dividend or distribution is paid; or (b) six (6) months.
          (h) On the date set forth in the Restricted Stock Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.
          (i) At the time of the grant of Restricted Stock to a Key Employee, and prior to the beginning of the performance period to which the performance objectives relate, the Committee may establish performance objectives based on any one or more of the following: price of Company Common Stock or the stock of any affiliate, stockholder return, return on equity, return on investment, return on capital, sales productivity, comparable store sales growth, economic profit, economic value added, net income, operating income, gross margin, sales, free cash flow, earnings per share, operating company contribution or market shares. These factors shall have a minimum performance standard below which, and a maximum performance standard, above which, no payments will be made. These performance goals may be based on an analysis of historical performance and growth expectations for the business, financial results of other comparable businesses, and programs towards achieving the long-range strategic plan for the business. These performance goals and determination of results shall be based entirely on financial measures. The Committee may not use any discretion to modify award results except as permitted under Section 162(m) of the Code.
     7. Grant of Options.
          (a) At the time of grant, the Committee will determine whether the Options granted will be ISOs or Non-Statutory Options. All Options granted will be authorized by the Committee and, within a reasonable time after the date of grant, will be evidenced in writing by a stock option agreement (“Stock Option Agreement”) in such form and containing such terms and conditions not inconsistent with the provisions of this Plan as the Committee may determine. Any action under Section 15 may be reflected in an amendment to, or restatement of, such Stock Option Agreement.
          (b) The Committee may grant Options having terms and provisions which vary from those specified in the Plan if such Options are granted in substitution for, or in connection with the assumption of, existing options granted by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company is a party.
     8. Option Price. The Committee will determine the option price per Share (the “Option Price”) of each Option granted under the Plan. Notwithstanding the foregoing, the Option Price of each Option granted under the Plan may not be less than the Fair Market Value of a Share on the date of grant of such Option. The date of grant will be the date the Committee acts to grant the Option or such later date as the Committee specifies and the Fair Market Value will be determined in accordance with Section 28(c) and without regard to any restrictions other than a restriction which, by its terms, will never lapse.

     9. Option Period. The Committee will determine the period during which each Option may be exercised (the “Option Period”); provided, however, any ISO granted under the Plan will have an Option Period which does not exceed 10 years from the date of grant. If the grant of any Option becomes subject to Code Section 409A, then notwithstanding the foregoing, the Board-designated exercise period will be automatically modified to include only those dates that are compliant with Code Section 409A’s distribution rules.
     10. Nontransferability of Options. An Option will not be transferable by the Optionee otherwise than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee or by the Optionee’s guardian or legal representative. Notwithstanding the foregoing, an Optionee may transfer a Non-Statutory Option to members of his or her immediate family (as defined in Rule 16a-1 promulgated under the 1934 Act), to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners if (a) the Stock Option Agreement with respect to such Non-Statutory Option as approved by the Committee expressly so provides and (b) the Optionee does not receive any consideration for the transfer. Non-Statutory Options held by such transferees are subject to the same terms and conditions that applied to such Non-Statutory Options immediately prior to transfer.
     11. Exercise of Options.
          (a) The Committee, in its sole discretion, will determine the terms and conditions of exercise and vesting percentages of Options granted hereunder. Notwithstanding the foregoing or the terms and conditions of any Stock Option Agreement to the contrary, (i) if the Optionee’s employment is terminated as a result of disability or death, his or her Options will be exercisable to the extent and for the period specified in Section 13(b); (ii) if the Optionee’s employment is terminated other than as a result of disability or death or For Cause, his or her Options will be exercisable to the extent and for the period specified in Section 13(a); (iii) if a merger or similar reorganization or sale of substantially all of the Company’s assets occurs, all outstanding Options will be exercisable to the extent and for the period specified in Section 15(b) or Section 15(c), whichever Section applies; and (iv) if a Change in Control occurs, all outstanding Options will be exercisable for the period specified in Section 15(d).
          (b) An Option may be exercised only upon delivery of a written notice to the Committee, any member of the Committee, or any officer of the Company designated by the Committee to accept such notices on its behalf, specifying the number of Shares for which it is exercised.
          (c) Within three business days following the date of exercise of an Option (or sooner to the extent required by applicable law), the Optionee or other person exercising the Option will make full payment of the Option Price in cash or, with the consent of the Committee, (i) by tendering previously acquired Shares (valued at Fair Market Value, as determined by the Committee, as of such date of tender); (ii) to the extent permitted by applicable law, with a full recourse promissory note of the Optionee for the portion of the Option Price in excess of the par value of Shares subject to the Option, under terms and conditions determined by the Committee; (iii) by any other means which the Committee, in its sole discretion, determines to provide both legal consideration for the Shares and to be consistent with the purposes of the Plan; (iv) any combination of the foregoing; or (v) if the Shares subject to the Option have been registered under the Securities Act of 1933, as amended (the “1933 Act”), and there is a regular public market for the Shares, by delivering to the Company on the date of exercise of the Option written notice of exercise together with:
               (A) written instructions to forward a copy of such notice of exercise to a broker or dealer, as defined in section 3(a)(4) and 3(a)(5) of the 1934 Act (“Broker”), designated in such notice and to deliver to the specified account maintained with the Broker by the person exercising the Option a certificate for the Shares purchased upon the exercise of the Option, and
               (B) a copy of irrevocable instructions to the Broker to deliver promptly to the Company a sum equal to the purchase price of the Shares purchased upon exercise of the Option and any other sums required to be paid to the Company under Section 19 of the Plan.
          (d) If Tax Offset Payments sufficient to allow for withholding of taxes are not being made at the time of exercise of an Option, the Optionee or other person exercising such Option will pay to the Company an amount equal to the withholding amount required to be made less any amount withheld by the Company under Section 20.

     12. Non-Employee Directors.
          (a) Subject to the terms and conditions of the Plan, the Board, at any time and from time to time, may grant Non-Statutory Options to non-employee directors in such form and containing such terms and conditions not inconsistent with the provisions of the Plan as the Board may determine.
          (b) Each Option granted pursuant to this Section 12 shall be evidenced by a written Stock Option Agreement executed by the non-employee director and the Company. Any action under Section 15 may be reflected in an amendment to, or restatement of, such Stock Option Agreement. Awards of Non-Statutory Options to non-employee directors shall be subject to the provisions of Sections 7(b), 8, 9, 10 and 11 of the Plan regarding Options granted under the Plan; provided, however, that the Board shall have all of the authority and discretion otherwise granted to the Committee with respect to the administration of provisions of the Plan regarding Options granted under the Plan for non-employee directors only.
          (c) Notwithstanding any other provision of the Plan to the contrary, if a director dies prior to the expiration of his or her Options, his or her Options shall terminate one year after the date of his or her death.
          (d) Subject to the terms and conditions of the Plan, the Board, at any time and from time to time, may grant Restricted Stock to non-employee directors in such amounts as the Board, in its sole discretion shall determine. The Board, in its sole discretion, shall determine the number of Shares to be granted to each non-employee director. Awards of Restricted Stock to non-employee directors shall be subject to the provisions of Section 6 of the Plan; provided, however, that the Board shall have all of the authority and discretion otherwise granted to the Committee with respect to the administration of Section 6 regarding non-employee directors only.
     13. Termination of Employment.
          (a) Upon termination of an Optionee’s employment with the Company or the Company Group, other than (i) termination of employment by reason of death or Disability, or (ii) termination of employment For Cause, the Optionee will have 30 days after the date of termination (but not later than the expiration date of the Stock Option Agreement) to exercise all Options held by him or her to the extent the same were exercisable on the date of termination; provided, however, if such termination is a result of the Optionee’s retirement with the consent of the Company, such Option shall then be exercisable to the extent of 100% of the Shares subject thereto. The Committee will determine in each case whether a termination of employment is a retirement with the consent of the Company and, subject to applicable law, whether a leave of absence is a termination of employment. The Committee may cancel an Option during the 30-day period after termination of employment referred to in this Section if the Optionee engages in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company.
          (b) Upon termination of employment by reason of death or Disability, the Optionee’s personal representative, or the person or persons to whom his or her rights under the Options pass by will or the laws of descent or distribution, will have one year after the date of such termination (but not later than the expiration date of the Stock Option Agreement) to exercise all Options held by Optionee to the extent the same were exercisable on the date of termination; provided, however, the Committee, in its sole discretion, may permit the exercise of all or any portion of any Option granted to such Optionee not otherwise exercisable.
          (c) Upon termination of employment For Cause, all Options held by such Optionee will terminate effective on the date of termination of employment.
     14. Tax Offset Payments. The Committee has the authority and discretion under the Plan to make cash grants to Participants to offset a portion of the taxes which may become payable as a result of participation in this Plan (“Tax Offset Payments”). The Tax Offset Payments shall be determined by multiplying a percentage established by the Committee by all or a portion (as the Committee shall determine) of the taxable income recognized by a Participant upon (a) the exercise of a Non-Statutory Option, (b) the disposition of shares received upon exercise of an ISO, or (c) the lapse of restrictions of Restricted Shares. The percentage will be established, from time to time, by the Committee at that rate which the Committee, in its sole discretion, determines to be appropriate and in the best interest of the Company to assist Participants in the payment of taxes. The Company has the right to withhold and pay over to any governmental entities (federal, state or local) all amounts under a Tax Offset Payment for payment of any income or other taxes incurred on exercise. Notwithstanding the foregoing, the Company does not have the authority to offset any taxes, interest, and penalties incurred by Participants as a result of a violation of Code Section 409A.
     15. Stock Splits; Mergers; Reorganizations; Change in Control.
          (a) If a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation or other change in the Company’s capitalization occurs, the Committee will proportionately adjust or substitute the aggregate number of Shares for which Awards may be granted under this Plan, the number of Shares subject to outstanding Options and Restricted Stock Awards and the Option Price of the Shares subject to outstanding Options to reflect the same. The Committee will make such other adjustments to the Awards, the provisions of the Plan, the Restricted Stock Agreements and the Stock Option Agreements as may be appropriate and equitable, which adjustments may provide for the elimination of fractional Shares.
          (b) In the event of a change of the Company’s common stock, $0.10 par value, resulting from a merger or similar reorganization as to which the Company is the surviving corporation, or a merger or similar reorganization involving only a change in the state of incorporation or an internal reorganization not involving a Change in Control, the number and kind of Shares which thereafter may be purchased pursuant to an Option under the Plan, the number and kind of Shares then subject to Options granted hereunder and the price per Share thereof, and the number and kind of Shares of Restricted Stock will be appropriately adjusted in such manner as the Board may deem equitable to prevent dilution or enlargement of the rights available or granted hereunder.
          (c) Except as otherwise determined by the Board, a merger or a similar reorganization which the Company does not survive (other than a merger or similar reorganization involving only a change in the state of incorporation or an internal reorganization not involving a Change in Control), or a sale of all or substantially all of the assets of the Company, will cause every Option hereunder to terminate, to the extent not then exercised, unless any surviving entity agrees to assume the obligations hereunder on terms reasonably acceptable to the Board; provided, however, that, in the case of such a merger or similar reorganization, or such a sale of all or substantially all of the assets of the Company, if there is no such assumption, the Board, in its sole discretion, may provide that some or all of the unexercised portion of any one or more of the outstanding Options will be immediately exercisable and vested as of such date prior to such merger, similar reorganization or sale of assets as the Board determines. If the Board makes an Option fully exercisable under this Section 14(c), the Board will notify the Optionee that the Option will be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.
          (d) If a Change in Control occurs, all outstanding Options granted under this Plan will become immediately exercisable to the extent of 100% of the Shares subject thereto notwithstanding any contrary waiting or vesting periods specified in this Plan or in any applicable Stock Option Agreement.
     16. Sale of Option Shares. If any class of equity securities of the Company is registered pursuant to section 12 of the 1934 Act, any Section 16 Person shall not sell or otherwise dispose of the Shares subject to an Option unless at least six months have elapsed from the date of the grant of the Option.
     17. Rights as Shareholder. An Optionee has no rights as a shareholder with respect to any Shares covered by an Option until the date of issuance of a stock certificate to the Optionee for such Shares.
     18. No Contract of Employment. Nothing in the Plan or in any Option, Restricted Stock Agreement or Stock Option Agreement confers on any Participant any right to continue in the employment or service of the Company or any Parent or Subsidiary of the Company or interfere with the right of the Company to terminate such Participant’s employment or other services at any time. The establishment of the Plan will in no way, now or hereafter, reduce, enlarge or modify the employment relationship between the Company or any Parent or Subsidiary of the Company and the Participant. Options and/or Restricted Stock granted under the Plan will not be affected by any change of duties or position as long as the Participant continues to be employed by the Company or any Parent or Subsidiary of the Company, unless otherwise provided in the Restricted Stock Agreement or Stock Option Agreement.

     19. Agreements and Representations of Participants. As a condition to the exercise of an Option or the issuance of Restricted Stock, the Committee, in its sole determination, may require the Participant to represent in writing that the Shares being purchased are being purchased only for investment and without any present intent at the time of the acquisition of such Shares to sell or otherwise dispose of the same.
     20. Withholding Taxes. The Company shall have the right to require Participants or their beneficiaries or legal representatives to remit to the Company, by deduction from salary, wages or otherwise, an amount sufficient to satisfy federal, state and local withholding tax requirements, or to deduct from all payments under this Plan, including Tax Offset Payments, amounts sufficient to satisfy all withholding tax requirements. The Committee may, in its discretion, permit a Participant to satisfy his or her tax withholding obligation by (a) surrendering shares owed by the Participant or (b) having the Company withhold from shares otherwise deliverable to the Participant. Shares surrendered or otherwise withheld shall be valued at their Fair Market Value as of the date on which income is required to be recognized for income tax purposes.
     21. Exchanges. The Committee may permit the voluntary surrender of all or a portion of any Option granted under the Plan to be conditioned upon the granting to the Optionee of a new Option for the same or a different number of Shares as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Optionee. Subject to the provisions of the Plan, such new Option will be exercisable at such price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Option is granted. Upon surrender, the Options surrendered will be cancelled, and the Shares previously subject to them will be available for the grant of other Options. The Committee also may grant Tax Offset Payments to any Optionee surrendering such Option for a new Option.
     22. Compliance with Laws and Regulations. The Plan, the grant of Restricted Stock under the Plan, the grant and exercise of Options under the Plan, and the obligation of the Company to sell and deliver the Shares under such Options, will be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Options issued under this Plan are not exercisable prior to (i) the date upon which the Company has registered the Shares for which Options may be issued under the 1933 Act and the completion of any registration or qualification of such Shares under state law, or any ruling or regulation of any government body which the Company, in its sole discretion, determines to be necessary or advisable in connection therewith, or (ii) receipt by the Company of an opinion from counsel to the Company stating that the exercise of such Options may be effected without registering the Shares subject to such Options under the 1933 Act or under state or other law. Restricted Stock may not be released from escrow pursuant to Section 6(b) hereof prior to (i) the date upon which the Company has registered the Shares representing such Restricted Stock award under the 1933 Act and the completion of any registration or qualification of such Shares under state law, or (ii) receipt by the Company of an opinion from counsel to the Company stating that the Restricted Stock may be released from escrow free of restriction without registering the Shares representing such Restricted Stock under the 1933 Act or under state or other law.
     23. Assumption. The Plan may be assumed by the successors and assigns of the Company.
     24. Expenses. The Company will bear all expenses and costs in connection with administration of the Plan.
     25. Amendment, Modification and Termination of the Plan. The Board may terminate, amend or modify the Plan at any time without further action on the part of the stockholders of the Company; provided, however, that (a) no amendment to the Plan may cause the ISOs granted hereunder to fail to qualify as incentive stock options under the Code; and (b) any amendment to the Plan which requires the approval of the stockholders of the Company under the Code or the regulations promulgated thereunder, the 1934 Act or the rules promulgated thereunder, including those promulgated under section 16 of the 1934 Act, or applicable stock exchange rules and regulations will be subject to approval by the stockholders of the Company in accordance with the Code, such regulations or such rules. No amendment, modification or termination of the Plan may adversely affect in any manner any Option previously granted to an Optionee under the Plan without the consent of the Optionee or the transferee of such Option. Notwithstanding the foregoing, amendments necessary to bring the Plan into compliance with Code Section 409A shall not require the consent of the Optionee or the transferee of such Option.

     26. Term of Plan. The Plan will become effective on the Effective Date, subject to the approval of the Plan by the holders of a majority of the shares of stock of the Company entitled to vote within twelve months of the date of the Plan’s adoption by the Board, and the exercise of all Options granted prior to such approval will be subject to such approval. The Plan will terminate on the tenth anniversary of the Effective Date, or such earlier date as may be determined by the Board. Termination of the Plan, however, will not affect the rights of Optionees under Options previously granted to them, and all unexpired Options will continue in force and operation after termination of the Plan, except as they may lapse or terminate by their own terms and conditions. Termination of the Plan will also not affect the rights of Participants that have been granted Restricted Stock Awards prior to termination of the Plan. The terms of the Plan shall, notwithstanding such termination, continue to apply to Restricted Stock Awards granted prior to such termination.
     27. Limitation of Liability. The liability of the Company under this Plan or in connection with any exercise of an Option is limited to the obligations expressly set forth in the Plan and in any Restricted Stock Agreement or Stock Option Agreement, and no term or provision of this Plan or of any Restricted Stock Agreement or Stock Option Agreement will be construed to impose any further or additional duties, obligations or costs on the Company not expressly set forth in the Plan or the Restricted Stock Agreement or Stock Option Agreement.
     28. Definitions.
          (a) Change In Control. A “Change in Control” will be deemed to have occurred if and when (i) a person, partnership, corporation, trust or other entity (“Person”) acquires or combines with the Company, or 50 percent or more of its assets or earning power, in one or more transactions, and after such acquisition or combination, less than a majority of the outstanding voting shares of the Person surviving such transaction (or the ultimate parent of the surviving Person) is owned by the owners of the voting shares of the Company outstanding immediately prior to such acquisition or combination, unless the Change in Control transaction or transactions have been approved in advance by Board members representing at least two-thirds of the Board members; or (ii) during any period of two consecutive years during the term of this Plan, individuals who at the beginning of such period are members of the Board (“Original Board Members”) cease for any reason to constitute at least a majority of the Board, unless the election of each Board member who was not an Original Board Member has been approved in advance by Board members representing at least two-thirds of the Board members then in office who were Original Board Members.
          (b) Disability. The term “Disability” means a physical or mental condition resulting from bodily injury, disease, or mental disorder which renders the Optionee incapable of continuing the Optionee’s usual and customary employment or service with the Company or the Company Group.
          (c) Fair Market Value. If the Shares are publicly traded, the term “Fair Market Value” as used in this Plan means (i) the closing price quoted in the Nasdaq Global Market, if the shares are so quoted, (ii) the last quote reported by Nasdaq for Capital Market issues, if the shares are so quoted, (iii) the mean between the bid and asked prices as reported by Nasdaq, if the Shares are so quoted, or (iv) if the Shares are listed on another securities exchange, the closing price at which the Shares are quoted on such exchange, in each case at the close of the date the Option is granted or, if there be no quotation or sale on that date, the next preceding date on which the Shares were quoted or traded. In all other cases, the Fair Market Value will be determined in accordance with procedures established in good faith by the Committee. With respect to Non-Statutory Options, the Fair Market Value will be determined in accordance with the valuation rules of Code Section 409A and with respect to ISOs, conforming to regulations issued by the Internal Revenue Service regarding incentive stock options.
          (d) Key Employees. The term “Key Employees” means those executive, administrative, operational and managerial employees of the Company Group who are determined by the Committee to be eligible for Options under the Plan.
          (e) Optionee. The term “Optionee” means any person who receives an Option under the Plan.
          (f) Parent and Subsidiary. The terms “Parent” and “Subsidiary” as used in the Plan have the respective meanings set forth in sections 424(e) and (f) of the Code.

          (g) Period of Restriction. The term “Period of Restriction” means the period during which shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability.
          (h) Section 16 Person. The term “Section 16 Person” means a person who, with respect to the Shares, is subject to the reporting requirements of section 16(a) of the Securities Exchange Act of 1934, as amended.
          (i) Termination For Cause. Termination of Employment “For Cause” means termination of employment for (a) the commission of an act of dishonesty, including but not limited to misappropriation of funds or property of the Company; (b) the engagement in activities or conduct injurious to the reputation of the Company; (c) the conviction or entry of a guilty or no contest plea to a misdemeanor involving an act of moral turpitude or a felony; (d) the violation of any of the terms and conditions of any written agreement the Optionee may have with the Company or its Parent or Subsidiary (following 30 days’ written notice from the Company specifying the violation and the employee’s failure to cure such violation within such 30-day period) or (e) any refusal to comply with the written directives, policies or regulations established from time to time by the Board.